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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           September 11, 1996 Date of
                    Report (Date of earliest event reported):

                       FIRST COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

Washington                                   0-24024                                      91-1277503
(State or Other Jurisdiction                 (Commission                               (IRS Employer
  of Incorporation)                          File Number)                     Identification Number)
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      721 College Street S.E., P.O. Box 3800, Lacey, Washington 98509-3800
               (Address of principal executive offices - zip code)

Registrant's telephone number, including area code: (360) 459-1100

                                 Not applicable
          (Former Name or Former Address, If Changed Since Last Report)
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ITEM 5 - OTHER EVENTS

         On September 11, 1996, First Community Financial Group, Inc., Lacey,
Washington ("FCFG") and its wholly-owned subsidiary, First Community Bank of Washington, Lacey, Washington ("Bank"), entered into a definitive agreement (the
"Merger Agreement") with Prairie Security Bank, Yelm, Washington ("PSB"). Under the terms of the Merger Agreement, PSB will be merged with the Bank.

         The Merger Agreement provides that FCFG will issue (i) cash, (ii) shares of its common stock, or (iii) a combination of cash and shares of its common stock in exchange for outstanding PSB shares held by PSB's shareholders.
In general, PSB shareholders will be able to elect which form of consideration to receive for their PSB shares. The aggregate value of the consideration is approximately $9.03 million, subject to certain adjustments.

         Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approvals and approval by PSB's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement and the press release dated September
12, 1996, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements - not applicable.

         (b)  Pro forma financial information - not applicable.

         (c)  Exhibits:

               (2) Plan and Agreement of Reorganization and Merger dated
                      September 11, 1996

               (99) Press Release issued by FCFG, dated September 12, 1996

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:            September 12, 1996

                                  FIRST COMMUNITY FINANCIAL GROUP, INC.

                                  By:  \s\ Ken F. Parsons
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                                        Ken F. Parsons

Chief Executive Officer and President

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